As filed with the Securities and Exchange Commission on July 22, 2010
Registration No. 002-86142-01
Registration No. 033-31190-01
Registration No. 033-53089-01
Registration No. 033-55337
Registration No. 033-56313
Registration No. 333-12399
Registration No. 333-12401
Registration No. 333-83601
Registration No. 333-41266
Registration No. 333-76884
Registration No. 333-83666
Registration No. 333-104957
Registration No. 333-126681
Registration No. 333-144225
Registration No. 333-157699
Registration No. 333-160599

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 002-86142-01
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 033-31190-01
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 033-53089-01
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 033-55337
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 033-56313
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-12399
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-12401
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-83601
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-41266
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-76884
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-83666
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-104957
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-126681
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-144225
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-157699
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-160599
UNDER THE SECURITIES ACT OF 1933
CKE RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0602639 (IRS Employer Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California (Address of Principal Executive Offices)	93013 (Zip Code)

Carl Karcher Enterprises, Inc. Amended and Restated Key Employee Stock Option Plan
Carl Karcher Enterprises, Inc. 1993 Employee Stock Incentive Plan
CKE Restaurants, Inc. 1994 Stock Incentive Plan
CKE Restaurants, Inc. Amended and Restated 1994 Employee Stock Purchase Plan
1992 Stock Option Plan (Summit)
1987 Employee Incentive Stock Option Plan (Summit)
1987 Nonqualified Stock Option Plan (Summit)
1984 Incentive Stock Option Plan (Summit)
CKE Restaurants, Inc. 1999 Stock Incentive Plan
CKE Restaurants, Inc. 2001 Stock Incentive Plan
Santa Barbara Restaurant Group, Inc. 1998 Stock Incentive Plan
Timber Lodge Steakhouse, Inc. 1995 Stock Option Plan
GB Foods Corporation 1991 Incentive Stock Option Plan
GB Foods Corporation 1990 Incentive Stock Option Plan
GB Foods Corporation 1989 Non-Qualified Stock Option Plan
Santa Barbara Restaurant Group, Inc. Stock Option Grants Outside of a Plan
CKE Restaurants, Inc. 2005 Omnibus Incentive Compensation Plan
(Full titles of the plans)

Andrew F. Puzder
Chief Executive Officer
CKE Restaurants, Inc.
6307 Carpinteria Ave., Ste. A
Carpinteria, California 93013
(Name and address of agent for service)
(805) 745-7500
(Telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TERMINATION OF REGISTRATION
     These post-effective amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Forms S-8 (collectively, the “Registration Statements”) filed by CKE Restaurants, Inc. (the “Registrant”) with the Securities and Exchange Commission:
•	Post-Effective Amendment No. 1 to Registration Statement No. 002-86142-01 filed on September 20, 1996 by the Registrant, whereby the Registrant (i) assumed all of Carl Karcher Enterprises, Inc.’s, a California corporation (“Enterprises”) obligations under Enterprises’ Amended and Restated Key Employee Stock Option Plan and (ii) adopted Enterprises’ Registration Statement No. 002-86142 filed on August 26, 1983 by Enterprises as the Registrant’s own registration statement for all purposes of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	Post-Effective Amendment No. 1 to Registration Statement No. 033-31190-01 filed on September 20, 1996 by the Registrant, whereby the Registrant (i) assumed all of Enterprises’ obligations under Enterprises’ Amended and Restated Key Employee Stock Option Plan and (ii) adopted Enterprises’ Registration Statement No. 033-31190 filed on September 21, 1989 by Enterprises as the Registrant’s own registration statement for all purposes of the Securities Act and the Exchange Act.

•	Post-Effective Amendment No. 1 to Registration Statement No. 033-53089-01 filed on September 20, 1996 by the Registrant, whereby the Registrant (i) assumed all of Enterprises’ obligations under Enterprises’ 1993 Employee Stock Incentive Plan and (ii) adopted Enterprises’ Registration Statement No. 033-53089 filed on April 11, 1994 by Enterprises as the Registrant’s own registration statement for all purposes of the Securities Act and the Exchange Act.

•	Registration No. 033-55337 filed on Form S-8 on September 1, 1994, registering 1,750,000 shares of the Registrant’s Common Stock, par value $0.01 per share (“Common Stock”) under the CKE Restaurants, Inc. 1994 Stock Incentive Plan;

•	Registration No. 033-56313 filed on Form S-8 on November 3, 1994, registering 500,000 shares of the Registrant’s Common Stock under the CKE Restaurants, Inc. 1994 Employee Stock Purchase Plan;

•	Registration No. 333-12399 filed on Form S-8 on September 20, 1996, registering an additional 1,750,000 shares of the Registrant’s Common Stock under the CKE Restaurants, Inc. 1994 Stock Incentive Plan;

•	Registration No. 333-12401 filed on Form S-8 on September 20, 1996, registering an aggregate of 51,406 shares of the Registrant’s Common Stock under the Summit Family Restaurants Inc.’s 1992 Stock Option Plan, 1987 Employee Incentive Stock Option Plan, 1987 Nonqualified Stock Option Plan and 1984 Incentive Stock Option Plan, in connection with the Registrant’s acquisition of Summit Family Restaurants Inc. on July 15, 1996;

•	Registration No. 333-83601 filed on Form S-8 on July 23, 1999, registering an aggregate of 4,650,000 shares of the Registrant’s Common Stock under the CKE Restaurants, Inc. 1999 Stock Incentive Plan;

•	Registration No. 333-41266 filed on Form S-8 on July 12, 2000, registering an aggregate of 2,010,000 shares of the Registrant’s Common Stock under the CKE Restaurants, Inc. 1999 Stock Incentive Plan

•	Registration No. 333-76884 filed on Form S-8 on January 17, 2002, registering 800,000 shares of the Registrant’s Common Stock under the CKE Restaurants, Inc. 2001 Stock Incentive Plan;

•	Registration No. 333-83666 filed on Form S-8 on March 4, 2002, registering (i) 1,128,481 shares of the Registrant’s Common Stock under the Santa Barbara Restaurant Group, Inc. 1998 Stock Incentive Plan, (ii) 54,355 shares of the Registrant’s Common Stock under the Timber Lodge Steakhouse, Inc. 1995 Stock Option Plan, (iii) 6,137 shares of the Registrant’s Common Stock under the GB Foods Corporation 1991 Incentive Stock Option Plan, (iv) 49,100 shares of the Registrant’s Common Stock under the GB Foods Corporation 1990 Incentive Stock Option Plan, (v) 392,800 shares of the Registrant’s Common Stock under the GB Foods Corporation 1989 Non-Qualified Stock Option Plan and (vi) 49,100 stock options issued outside of Santa Barbara Restaurant Group, Inc.’s stock option plans, in connection with the Registrant’s acquisition of Santa Barbara Restaurant Group, Inc. on March 1, 2002;

•	Registration No. 333-104957 filed on Form S-8 on May 2, 2003, registering an additional 2,000,000 shares of the Registrant’s Common Stock under the CKE Restaurants, Inc. 1994 Employee Stock Purchase Plan;

•	Registration No. 333-126681 filed on Form S-8 on July 18, 2005, registering (a) 2,500,000 shares of the Registrant’s Common Stock under the CKE Restaurants, Inc. 2005 Omnibus Incentive Compensation Plan and (b) an additional 1,000,500 shares of the Registrant’s Common Stock under the CKE Restaurants, Inc. 1994 Employee Stock Purchase Plan;

•	Registration No. 333-144225 filed on Form S-8 on June 29, 2007, registering an additional 3,000,000 shares of the Registrant’s Common Stock under the CKE Restaurants, Inc. 2005 Omnibus Incentive Compensation Plan;

•	Registration No. 333-157699 filed on Form S-8 on March 4, 2009, registering an additional 1,500,000 shares of Common Stock under the CKE Restaurants, Inc. Amended and Restated 1994 Employee Stock Purchase Plan; and

•	Registration No. 333-160599 filed on Form S-8 on July 16, 2009, registering an additional 675,000 shares of the Registrant’s Common Stock under the CKE Restaurants, Inc. 2005 Omnibus Incentive Compensation Plan.
               On July 12, 2010, pursuant to an Agreement and Plan of Merger, dated as of April 18, 2010, by and among Columbia Lake Acquisition Holdings, Inc., a Delaware corporation (“Parent”), Columbia Lake Acquisition Corp., a Delaware corporation and a wholly-owned indirect subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving corporation (the “Merger”).
               In connection with the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities registered pursuant to the Registration Statements that remain unsold/unissued at the termination of the offerings, the Registrant hereby removes from registration all shares of Common Stock and options to purchase Common Stock registered under the Registration Statements but not sold/issued under the Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, State of California, on July 22, 2010.

CKE RESTAURANTS, INC.
By:	/s/ Andrew F. Puzder
	Name:	Andrew F. Puzder
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew F. Puzder Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2010

/s/ Theodore Abajian Theodore Abajian	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 22, 2010

/s/ Reese Stewart Reese Stewart	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 22, 2010

/s/ Peter P. Copses Peter P. Copses	Chairman of the Board	July 22, 2010

/s/ Lance A. Milken Lance A. Milken	Director	July 22, 2010